SECURUS TECHNOLOGIES, INC.

2004 RESTRICTED STOCK PLAN

Section 1.          Purposes. The purposes of the Securus Technologies, Inc. 2004 Restricted Stock Plan are:

(a)

To further the growth, development and success of the Corporation and its Subsidiaries by enabling the executive and other employees and directors of the Corporation and its Subsidiaries to acquire a continuing equity interest in the Corporation, thereby increasing their personal interests in such growth, development and success and motivating such employees and directors to exert their best efforts on behalf of the Corporation and its Subsidiaries; and

(b)

To maintain the ability of the Corporation and its Subsidiaries to attract and retain employees and directors of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Corporation which will reflect the growth, development and success of the Corporation and its Subsidiaries.

Towards these objectives, the Committee may award Restricted Stock to such employees and directors pursuant to the terms and conditions of the Plan.

Section 2.          Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

Agreement: a written certificate or award agreement evidencing an Award, as described in Section 3(e).

Award: shares of Restricted Stock awarded pursuant to the terms and conditions of the Plan.

Board: the Board of Directors of the Corporation.

Change in Control: the occurrence of any of the following events: (a) a “Sale of the Corporation” (as defined in the Stockholders’ Agreement); (b) the acquisition by any entity other than H.I.G. Capital, LLC or H.I.G. – TNetix, Inc., or any of their respective affiliates, of the voting power of the Corporation or right to appoint more than 50% of the members of the Board or (c) an event included within the scope of any definition of the term “Change of Control” that may be included in or incorporated into an Agreement.

Committee:  the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

Corporation:  Securus Technologies, Inc., a Delaware corporation, or any successor entity.

Fair Market Value of a share of Stock as of a given date: (a) the mean of the highest and lowest reported sale prices for a share of Stock, on the principal exchange on which the Stock is then listed or admitted to trading, for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; (b) if actual sales prices of the Stock are not subject to reporting, the mean of the closing representative bid and asked prices for a share of Stock on such date as reported by any nationally recognized quotation system selected by the Committee; or (c) if the Stock is not then listed or admitted to trading on a stock exchange and the method provided for in clause (b) above shall not be practicable, the fair market value determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date.

Participant:  an individual who is eligible, pursuant to Section 5, and who has been selected, pursuant to Section 3(c), to participate in the Plan, and who holds an outstanding Award pursuant to the Plan.

Plan:  this Securus Technologies, Inc. 2004 Restricted Stock Plan.

Restricted Stock:  Stock awarded under the Plan in accordance with the terms and conditions set forth in Section 6.

Restriction Period: a time period, which may or may not be based upon the achievement of particular performance goals and/or the satisfaction of vesting provisions (which may be dependent on the continued service of the applicable Participant) applicable to, and established or specified by the Committee at the time of, each award of Restricted Stock.

Stock:  the Corporation’s Class B common stock, par value $0.01 per share.

Stockholders’ Agreement: the Stockholders’ Agreement of the Corporation, dated as of September 9, 2004, as such agreement may be subsequently amended or supplemented from time to time.

Subsidiary: any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent (50%) controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation.

Section 3.	Administration of the Plan.
(a)

The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to matters which under any applicable law, regulation or rule, are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

(b)

The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than two members of the Board. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

(c)

The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. In particular, the Committee shall have discretionary authority, in accordance with the terms of the Plan, to: determine eligibility for participation in the Plan; select, from time to time, from among those eligible, the employees and directors of the Corporation and the Subsidiaries to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Corporation’s or a Subsidiary’s management; determine the number of shares of Stock to be included in any Award and the periods for which Awards will be outstanding; establish and administer any terms, conditions, performance criteria, restrictions, limitations, forfeiture, vesting schedule, and other provisions, including, without limitation, the Restriction Period, of or relating to any Award; grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting of any Award; amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Stock subject to any outstanding Award; at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to any such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including, but not limited to, terms, restrictions and conditions for compliance with applicable securities laws and methods of withholding or providing for the payment of required taxes; offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made; and, to the extent permitted under the applicable Agreement, permit the transfer of an Award by one other than the Participant who received the grant of such Award.

(d)

The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 3(a), and in addition to the powers otherwise expressly designated to the Committee in the Plan, the Committee shall have the exclusive right and discretionary authority to interpret the Plan and the Agreements; construe any ambiguous provision of the Plan and/or the Agreements and decide all questions concerning eligibility for and the amount of Awards granted under the Plan. The Committee may establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan and may correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Awards. The Committee shall have the authority to adopt such procedures and subplans and grant Awards on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are foreign nationals or employed outside of the United States, or otherwise to conform to applicable requirements or practices of jurisdictions outside of the United States; and take any and all such other actions it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

(e)

Each Award shall be evidenced by an Agreement, which shall be executed by the Corporation and the Participant to whom such Award has been granted, unless the Agreement provides otherwise; two or more Awards granted to a single Participant may, however, be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; no person shall have any rights under any Award, however, unless and until the Participant to whom the Award shall have been granted (i) shall have executed and delivered to the Corporation an Agreement or other instrument evidencing the Award, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

(f)

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3(f) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

Section 4.	Shares of Stock Subject to the Plan.
(a)

The securities subject to Awards granted under the Plan shall be shares of Stock. Such shares of Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Corporation or any Subsidiary. The total number of shares of Stock that may be delivered pursuant to Awards granted under the Plan is 64,835.

(b)	Notwithstanding any of the foregoing limitations set forth in this Section 4, the number of shares of Stock specified in this Section 4 shall be adjusted as provided in Section 10.

(c)	Any shares of Stock subject to an Award which are forfeited to the Corporation may again be granted pursuant to an Award under the Plan, subject to the limitations of this Section 4.
Section 5.	Eligibility.

Executive employees and other employees, including officers, of the Corporation and the Subsidiaries and directors (whether or not also employees) of the Corporation and the Subsidiaries shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan.

Section 6.	Awards of Restricted Stock.
(a)

All Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine and which are set forth in the applicable Agreement. Subject to the terms and restrictions of this Section 6 or the applicable Agreement or determined by the Committee, upon delivery of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of shares of Restricted Stock, pursuant to Section 6(e), the Participant shall have all of the rights of a stockholder with respect to such shares.

(b)

The Committee may, in its discretion, authorize the award of Restricted Stock to a Participant. The Committee may make any such Award without the requirement of any cash payment from the Participant to whom such Award is made, or may require a cash payment from such a Participant in an amount no greater than the aggregate Fair Market Value of the Restricted Stock as of the date of grant in exchange for, or as a condition precedent to, the completion of such Award and the issuance of such shares of Restricted Stock.

(c)

During the applicable Restriction Period stated in the Agreement, the Participant who receives shares of Restricted Stock shall not be permitted to sell, transfer, pledge, assign, encumber or otherwise dispose of such shares and any attempt by such recipient to do so shall constitute the immediate and automatic forfeiture of such Award, except as otherwise provided in the Agreement.

(d)

During the Restriction Period, shares of Restricted Stock subject to such Restriction Period shall be forfeited and revert to the Corporation upon (i) termination for any reason of the recipient’s service with the Corporation or a Subsidiary and/or (ii) failure to satisfy any performance goals to the extent set forth in the Agreement. Notwithstanding the foregoing, upon any such termination of service during the Restriction Period, shares of Restricted Stock shall become free of all or part of the restrictions applicable thereto to the extent that the Agreement, as determined by the Committee in its discretion on the award date, provides for lapse of such restrictions upon such termination of service, or the Committee, in its discretion, otherwise determines to waive forfeiture of such shares of Restricted Stock for whatever reason the Committee considers to be in the interests of the Corporation.

(e)

Each Participant who receives shares of Restricted Stock hereunder shall be issued one or more stock certificates in respect of such shares of Restricted Stock. Any such stock certificates for shares of Restricted Stock shall be registered in the name of the Participant but shall be appropriately legended and returned to the Corporation or its agent by the recipient, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the recipient. The foregoing to the contrary notwithstanding, as the Committee, in its discretion, may deem appropriate, in lieu of the issuance of certificates for any shares of Restricted Stock during the applicable Restriction Period, a “book entry” (i.e., a computerized or manual entry) may be made in the records of the Corporation, or its designated agent, to evidence the ownership of such shares of Restricted Stock in the name of the applicable Participant. Such records of the Corporation or such agent shall, absent manifest error, be binding on all Participants hereunder. The holding of shares of Restricted Stock by the Corporation or its agent, or the use of book entries to evidence the ownership of shares of Restricted Stock, in accordance with this Section 6(e), shall not affect the rights of Participants as owners of their shares of Restricted Stock, nor affect the Restriction Period applicable to such shares under the Plan or the Agreement.

(f)

During the Restriction Period, a Participant who holds outstanding shares of Restricted Stock shall be entitled to any dividends paid thereon, unless determined otherwise by the Committee and set forth in the Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Agreement, in the event of any adjustment as provided in Section 10, or any stock or securities are received as a dividend on shares of Restricted Stock, any new or additional shares or securities received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Restriction Period, as relate to the original shares of Restricted Stock.

(g)

A Participant’s shares of Restricted Stock shall become free of the foregoing restrictions upon the expiration of the applicable Restriction Period and the Corporation shall, subject to Sections 6(h), 11(c) and 11(d), then deliver stock certificates evidencing such Stock to such Participant.

(h)

Restricted Stock and any Stock received upon the expiration of the Restriction Period shall be subject to such other transfer restrictions and/or legending requirements that are imposed by the Committee, in its discretion, and may be specified in the Agreement.

(i)

Subject to the terms of the Plan, the Committee may modify outstanding Awards or accept the surrender of outstanding shares of Restricted Stock (to the extent that the Restriction Period or other restrictions applicable to such shares have not yet lapsed) and grant new Awards in substitution for such Restricted Stock.

Section 7.	Transfer, Leave of Absence.

A transfer of an employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized in writing by the Corporation or a

Subsidiary, shall not be deemed a termination of employment of such employee for purposes of the Plan or with respect to any Award.

Section 8.	Rights of Employees and Other Persons.
(a)	No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.
(b)

Nothing contained in the Plan or in any Agreement shall be deemed to give any employee or director the right to be retained in the service of the Corporation or any Subsidiary nor restrict in any way the right of the Corporation or any Subsidiary to terminate any employee’s employment or any director’s service on the Board at any time with or without cause.

(c)

The adoption of the Plan shall not be deemed to give any employee or director of the Corporation or a Subsidiary or any other person any right to be selected to participate in the Plan or to be granted an Award.

(d)

Nothing contained in the Plan or in any Agreement shall be deemed to give any employee or director the right to receive any bonus, whether payable in cash or in Stock, or in any combination thereof, from the Corporation or any Subsidiary, nor be construed as limiting in any way the right of the Corporation or any Subsidiary to determine, in its sole discretion, whether or not it shall pay any employee or director bonuses, and, if so paid, the amount thereof and the manner of such payment.

Section 9.	Tax Withholding Obligations.
(a)

The Corporation and/or any Subsidiary is authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants (including, for purposes of this Section 9, any other person entitled to receive an Award pursuant to the Plan or an Agreement) for the payment of all Federal, state, local and foreign taxes in connection with any Awards (including, but not limited to, actions pursuant to the following Section 9(b)).

(b)

Each Participant shall (and in no event shall Stock be delivered to a Participant with respect to an Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Corporation in cash, or make arrangements satisfactory to the Corporation, as determined in the Committee’s discretion, regarding payment to the Corporation of, any taxes of any kind required by law to be withheld with respect to the Stock or other property subject to such Award, and the Corporation and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.

(c)

If a Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor section thereto, to be taxed with respect to an Award as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Corporation immediately after filing such election with the Internal Revenue Service. Neither the Corporation nor any of its affiliates shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

Section 10.	Changes in Capital.
(a)

The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s or the Subsidiaries’ capital structure or its business, any merger or consolidation of the Corporation or a Subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Corporation or the Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b)

Upon changes in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, reclassification, merger, consolidation (whether or not the Corporation is a surviving corporation), combination, exchange or conversion of shares of Stock, separation, or reorganization, or in the event of an extraordinary dividend, “spin-off,” liquidation, other substantial distribution of assets of the Corporation or acquisition of property or stock or other change in capital of the Corporation, or the issuance by the Corporation of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, or any similar change affecting the Corporation’s capital structure, the aggregate number, class and kind of shares of stock available under the Plan as to which Awards may be granted, and the number, class and kind of shares under each outstanding Award shall be appropriately adjusted by the Committee in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding Awards or otherwise necessary to reflect any such change.

(c)

In the event of a Change in Control, in its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Award or by a resolution adopted prior to the occurrence of the Change in Control, that the forfeiture restrictions (including any Restriction Period) imposed by the Committee on any outstanding Award shall be canceled.

(d)

No Participant shall have or be deemed to have any right to prevent the consummation of the acts described in this Section 10 affecting the number of shares of Stock subject to any Award held by the Participant. Any actions or determinations by the Committee under this Section 10 need not be uniform as to all outstanding Awards, and need not treat all Participants identically.

Section 11.	Miscellaneous Provisions.
(a)

The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock under any Award. Any proceeds from Awards under the Plan shall constitute general funds of the Corporation.

(b)

Except as otherwise provided in this Section 11(b) or by the Committee, an Award by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by him or her. An Agreement may permit the payment or distribution of a Participant’s Award (or any portion thereof) after his or her death to the beneficiary most recently named by such Participant in a written designation thereof filed with the Corporation, or, in lieu of any such surviving beneficiary, as designated by the Participant by will or by the laws of descent and distribution. In the event any Award is to be paid or distributed to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, in any such case pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Corporation shall be under no obligation to issue Stock thereunder unless and until the Committee is satisfied that the person or persons to receive such Stock is the duly appointed legal representative of the deceased Participant’s estate or the proper legatee or distributee thereof or the named beneficiary of such Participant.

(c) (i)

If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no Award may be awarded or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(ii)

If at any time counsel to the Corporation shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Corporation or its affiliates under the statutes, rules or regulations of any applicable jurisdiction, the Corporation shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Stock or Awards, until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Corporation or its affiliates.

(iii)	Upon termination of any period of suspension under this Section 11(c), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to the shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(d)

The Committee may require each person receiving Stock in connection with any Award under the Plan to represent and agree with the Corporation in writing that such person is acquiring the shares of Stock for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(e)

By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Corporation, the Committee or the Board, in any case in accordance with the terms and conditions of the Plan.

(f)

Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Corporation or any Subsidiary, or prevent or limit the right of the Corporation or any Subsidiary to establish any other forms of incentives or compensation for their directors or employees or grant or assume options or other rights otherwise than under the Plan.

(g)

The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to such state’s conflict of law provisions, and, in any event, except as superseded by applicable Federal law.

(h)

The words “Section,” “subsection” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

(i)	The Corporation shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Stock pursuant to any Awards granted hereunder.
Section 12.	Limits of Liability.
(a)	Any liability of the Corporation or a Subsidiary to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.
(b)	None of the Corporation, any Subsidiary, any member of the Board or the Committee, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

Section 13.	Effective Date; Amendments and Termination.
(a)

Following adoption of the Plan by the Board, the Plan shall become effective on the date the Plan is approved by the holders of a majority of the Corporation's outstanding common stock which is present and voted at a meeting, or by written consent in lieu of a meeting.

(b)

The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension, or termination and no amendment, waiver and/or rescission of rules and regulations and/or administrative guidelines for carrying out the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to his or her Award without his or her written consent. The Committee may amend the terms of any Award previously granted, including any Agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any Participant with respect to any such Award without his or her written consent.

(c)

The Plan shall terminate upon the earlier to occur of: (i) the effective date of a resolution adopted by the Board terminating the Plan and (ii) the date all shares of Stock subject to the Plan have been delivered pursuant to the Plan’s provisions, and no such shares are any longer subject to any Restriction Period.